SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



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Date of Report (Date of earliest event reported)       JUNE 2, 1999
                                                --------------------------------


                              PSI INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)



          FLORIDA                     0-29802                    59-2736501
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(State or other jurisdiction     (Commission File              (IRS Employer
     or incorporation)                Number)                Identification No.)



                1160 B SOUTH ROGERS CIRCLE, BOCA RATON, FL 33487
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          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code        (561) 997-1133
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          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

         Effective June 2, 1999, PSI Industries, Inc. accepted the resignation of Dominick Seminara, its Chairman and Chief Executive Officer and unanimously approved the appointment of its President, Chief Operating Officer, Ben Cohen, to the post of Chairman of the Board, President and Chief Executive Officer.

         Also effective June 4, 1999, the Board of Directors accepted the resignation of Mirco Vietti from the Board of Directors. In addition, Mr. Vietti is no longer employed by the Company.

         As previously disclosed, the Company was one of 28 respondents in an action instituted in February 1998 before the United States International Trade Commission (the "Commission") by Fuji Photo Film Co., Ltd. ("Fuji"). In November 1998 a hearing was conducted before the Commission and on February 26, 1999, the administrative law judge ruled in favor of Fuji, potentially eliminating the Company's and other respondents use of recycled cameras in the United States. On June 2, 1999, the Commission issued a Cease and Desist Order against the Company and the other respondents prohibiting the Company from importing, selling, marketing, advertising, distributing, offering for sale, transferring (except for exportation), or soliciting U.S. agents or distributors for certain lens-fitted film packages, also known as one-time use cameras, single use cameras and disposable cameras. It is possible that certain of the other respondents may choose to appeal the order.

         The Company has evaluated the ruling and believes it is appropriate to establish a reserve in the amount of approximately $2.9 million. While this reserve is in place, the Company believes that the decision by the ITC could be reversed before the Federal Circuit Court of Appeals. As a result of the reserve, the Company is out of covenant with LaSalle National Bank, its primary lender. Accordingly, LaSalle has the right to declare the Company in default and call the loan. However, to date, LaSalle is working with the Company to continue their relationship.

         In addition, the Company procured a $500,000 bond to allow it to continue sales and shipments of one-time use cameras during the 60 day period that the Order is under review by the President.




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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  PSI INDUSTRIES, INC.




                                                  By: /s/ BENJAMIN COHEN
                                                     ---------------------------
                                                     Benjamin Cohen, President

DATED: June 17, 1999








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